GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

                                     February 14, 1997



Beacon Properties Corporation
50 Rowes Wharf
Boston, Massachusetts 02110

          Re:  Legality of Securities to be Registered
               Pursuant to the Registration Statement on Form S-3
               --------------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,125,809 shares of common stock, par value $.01 per share ("Common Stock"), of Beacon Properties Corporation, a Maryland corporation (the "Company"). The Common Stock registered pursuant to the Registration Statement (the "Redemption Shares") may be issued by the Company if, and to the extent that, holders of units of limited partnership interest ("Units") in Beacon Properties, L.P. (the "Operating Partnership") tender such Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered Units for Common Stock.

         In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; the Agreement of Limited Partnership of the Operating Partnership, as amended to the date hereof (the "Partnership Agreement"); such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United

                          GOODWIN, PROCTER & HOAR LLP

Beacon Properties Corporation
February 14 1997
Page 2


States of America, the laws of The Commonwealth of Massachusetts and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

         Based upon the foregoing, we are of the opinion that under the Maryland General Corporation Law, pursuant to which the Company was incorporated:

         (1) When the Registration Statement relating to the Redemption Shares has become effective under the Securities Act and the Redemption Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Partnership Agreement as described in the Registration Statement, such Redemption Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such the Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP